Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2008 Third Quarter Operating Results

•	Net revenues for the quarter ended September 30, 2008 were $213.9 million

•	Segment Operating Income was $73.3 million for the quarter ended September 30, 2008

•	Free cash flow was $33.8 million for the quarter ended September 30, 2008

•	Net income for the quarter ended September 30, 2008 was $28.0 million

•	Free cash flow was $93.9 million for the nine months ended September 30, 2008

•	During the nine months ended September 30, 2008, the Company reduced its long-term debt by approximately $363.8 million, resulting in a gain on extinguishment of debt of $85.7 million

Las Vegas, Nevada – November 6, 2008– Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the third quarter of 2008.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(amounts in thousands)
As Reported
Net revenue	$213,890	$240,207	$648,890	$474,284
Operating income (loss)	45,211	(427,432)	(236,686)	(371,920)
Operating income, excluding asset impairment and disposal charges and non-cash amounts related to contractual obligations	52,521	68,354	156,465	137,452
Segment operating income	73,287	92,317	222,690	190,420

Pro Forma
Net revenue	$213,890	$238,887	$646,351	$702,992
Segment operating income	73,287	93,149	220,150	264,008

Net revenues for the third quarter of 2008 were $213.9 million as compared to $240.2 million for the third quarter of 2007, a decrease of $26.3 million, or 10.9%. This decline is due principally to lower revenues of $20.9 million from our Radio Markets and $5.4 million at the Radio Network, due primarily to lower revenues from the Paul Harvey and Reach Media shows.

Operating income for the third quarter of 2008 was $45.2 million as compared to an operating loss of $427.4 million in the corresponding 2007 period. The third quarter of 2007 reflected an asset impairment and disposal charge of $495.8 million compared to $7.3 million in 2008. Excluding the impairment charges, the decrease in operating income of $15.8 million is primarily the result of the decrease in revenues of $26.3 million partially offset by a decrease in operating expenses.

Segment operating income (a non-GAAP financial measure generally defined as operating income adjusted to exclude depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash amounts related to contract obligations, local marketing agreement fees, asset impairment and disposal charges and other, net) was $73.3 million for the third quarter of 2008, compared to $92.3 million for the third quarter of 2007. This decrease of $19.0 million, or 20.6%, resulted from a $17.2 million decline in segment operating income from our Radio Markets and a $1.9 million decline from the Radio Network.

Net interest expense decreased to $30.0 million for the quarter ended September 30, 2008 from $39.0 million for the quarter ended September 30, 2007, a decrease of $9.0 million. The decrease in net interest expense was primarily the result of lower interest rates under the Company’s senior credit facility and a decrease in the principal balance of the Company’s long-term debt.

In the third quarter of 2008, the Company repurchased $160.0 million of its debt, comprised of approximately $74.3 million of its convertible subordinated notes and approximately $85.7 million of its senior debt resulting in a gain on extinguishment of debt, net of costs, of approximately $32.5 million. During the nine months ended September 30, 2008, the Company has reduced its convertible debt by $254.8 million and its senior debt by $109.0 million. As a result of these transactions and based on the current interest rates in effect on its senior debt and convertible subordinated notes, the Company expects interest expense will decrease by approximately $5.2 million over the next twelve months as compared to the same period in the prior year.

Income tax expense for the quarter ended September 30, 2008 was $15.9 million (substantially all non-cash), compared to an income tax benefit of $20.0 million (substantially all non-cash) for the quarter ended September 30, 2007. The income tax expense for the quarter ended September 30, 2008 includes a state tax benefit of approximately $2.8 million, net of federal expense resulting from a change in the Company’s effective state tax rate. Income tax benefit for the quarter ended September 30, 2007 is related to the $495.8 million asset impairment and disposal charges, which resulted in an income tax benefit of approximately $32.6 million, partially offset by the tax expense on pre-tax income excluding impairment loss.

Net income for the quarter ended September 30, 2008 was $28.0 million, or $0.11 per basic share, as compared to net loss of $447.8 million, or $(1.71) per basic share, for the same period in 2007. Included in net income for the quarter ended September 30, 2008 was a $17.3 million gain on the extinguishment of debt less write-off of deferred financing costs and debt discount, net of tax, or $0.07 per basic share and approximately $4.7 million asset impairment and disposal charges, net of tax, or $(0.02) per basic share. Included in net loss for the quarter ended September 30, 2007 was approximately $463.2 million asset impairment and disposal charges, net of tax, or $(1.77) per basic share and $4.6 million of stock-based compensation expense, net of tax, or $(0.02) per basic share.

Free cash flow (as detailed in the attached table, a non-GAAP financial measure, generally defined as net (loss) income (i) plus depreciation and amortization, stock-based compensation expense, non-cash amounts related to contract obligations, asset impairment and disposal charges, other, net, non-cash debt-related amounts, write-off of deferred financing costs and debt discount, and income tax expense (ii) less capital expenditures, gain on extinguishment of debt and cash taxes) was $33.8 million for the three months ended September 30, 2008, compared to $41.6 million for the three months ended September 30, 2007, a decrease of $7.8 million. The decrease in free cash flow is a result of the decrease in revenues partially offset by decreases in operating expenses, interest expense and capital expenditures. For the three months ended September 30, 2008, the basic weighted average common shares outstanding were approximately 262.8 million as compared to 261.5 million for the three months ended September 30, 2007.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “In the current economic environment, the Company continues to focus on the reduction of costs in all areas as well as the repayment of debt, while continuing to invest in profitable programming. As a result of the above actions, the Company was able to generate approximately $94 million of free cash flow for the nine months ended September 30, 2008, including approximately $34 million for the three months ended September 30, 2008.”

Segment Results

The table below presents the following information for the Company for the three and nine months ended September 30, 2008 and 2007:

•	revenues as reported and on a pro forma basis

•

segment operating income, which excludes corporate general and administrative costs, stock-based compensation, local marketing agreement fees, non-cash charge related to contract obligations, asset impairment and disposal charges, other, net, and depreciation and amortization expense, as reported and on a pro forma basis

Pro forma amounts have been adjusted for the results of ABC Radio as if it had been acquired at the beginning of 2007, any significant station dispositions during 2007 and any accounting adjustments related to the acquisition of ABC Radio.

	As Reported
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(amounts in thousands)
Net revenues:
Radio Markets	$172,890	$193,849	$519,036	$417,329
Radio Network	42,883	48,305	135,380	59,330
Eliminations	(1,883)	(1,947)	(5,526)	(2,375)

Net revenues	$213,890	$240,207	$648,890	$474,284

Segment operating income:
Radio Markets	$66,829	$84,009	$201,749	$178,849
Radio Network	6,458	8,308	20,941	11,571

Segment operating income	$73,287	$92,317	$222,690	$190,420

	Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(amounts in thousands)
Net revenues:
Radio Markets	$172,890	$191,254	$519,036	$564,952
Radio Network	42,883	49,580	132,841	143,730
Eliminations	(1,883)	(1,947)	(5,526)	(5,690)

Net revenues	$213,890	$238,887	$646,351	$702,992

Segment operating income:
Radio Markets	$66,829	$83,566	$201,749	$241,406
Radio Network	6,458	9,583	18,401	22,602

Segment operating income	$73,287	$93,149	$220,150	$264,008

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 165 FM stations and 58 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information, visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking statements” for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations; changes in policies or actions or in regulatory bodies; changes in uncertain tax positions, tax rates and limitations on the utilization of net operating losses; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

All forward-looking statements in this news release are qualified by these cautionary statements. The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues	$213,890	$240,207	$648,890	$474,284

Operating Expenses:
Cost of revenues	86,863	88,773	261,058	156,550
Selling, general and administrative	55,736	61,865	170,430	131,970
Corporate general and administrative	7,277	9,663	27,080	32,349
Local marketing agreement fees	337	337	998	997
Asset impairment and disposal charges	7,310	495,786	371,711	509,372
Depreciation and amortization	11,126	11,141	34,525	18,439
Non-cash amounts related to contractual obligations	—	—	21,440	—
Other, net	30	74	(1,666)	(3,473)

Operating expenses	168,679	667,639	885,576	846,204

Operating income (loss)	45,211	(427,432)	(236,686)	(371,920)

Interest expense, net	30,042	38,981	95,629	61,064
Non-cash debt-related amounts	587	1,385	428	604
Gain on extinguishment of debt	(32,485)	—	(85,678)	—
Write-off of deferred financing costs and debt discount upon extinguishment of debt	3,133	—	9,787	555

Income (loss) before income taxes	43,934	(467,798)	(256,852)	(434,143)

Income tax expense (benefit)	15,948	(20,045)	(25,015)	3,055

Net income (loss)	$27,986	$(447,753)	$(231,837)	$(437,198)

Net income (loss) per share - basic	$0.11	$(1.71)	$(0.88)	$(2.55)

Net income (loss) per share - diluted	$0.11	$(1.71)	$(0.88)	$(2.55)

Weighted average common shares outstanding:
Basic	262,823	261,458	262,746	171,683

Diluted	262,823	261,458	262,746	171,683

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s segment operating income and Segment OIBDA for the three and nine months ended September 30, 2008 and 2007. The Company defines “segment operating income” as operating income adjusted to exclude the following line items included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash charge related to contract obligations, asset impairment and disposal charges, local marketing agreement fees, other, net. The Company defines “Segment OIBDA” as operating income adjusted to exclude depreciation and amortization, corporate general and administrative, and other, net.

Segment operating income and Segment OIBDA, among other things, are used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, and as the basis of incentive compensation targets for certain management personnel. In addition, these measures are among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Segment OIBDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Segment OIBDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Segment OIBDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and Segment OIBDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs. Segment operating income and Segment OIBDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and Segment OIBDA exclude certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of segment operating income and Segment OIBDA to operating income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended September 30, 2008				Nine Months Ended September 30, 2008
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$66,829	$6,458	$—	$73,287	$201,749	$20,941	$—	$222,690
Less:
Segment stock-based compensation	1,409	587	—	1,996	3,690	1,598	—	5,288
Local marketing agreement fees	337	—	—	337	998	—	—	998
Asset impairment and disposal charges	7,310	—	—	7,310	351,841	19,870	—	371,711
Non-cash amounts related to contractual obligations	—	—	—	—	21,440	—	—	21,440

Segment OIBDA	57,773	5,871	—	63,644	(176,220)	(527)	—	(176,747)
Less:
Corporate general and administrative, including related portion of stock- based compensation	—	—	7,277	7,277	—	—	27,080	27,080
Depreciation and amortization	6,867	4,259	—	11,126	19,188	15,337	—	34,525
Other, net	—	—	30	30	—	—	(1,666)	(1,666)

Operating income (loss)	$50,906	$1,612	$(7,307)	$45,211	$(195,408)	$(15,864)	$(25,414)	$(236,686)

	Three Months Ended September 30, 2007				Nine Months Ended September 30, 2007
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$84,009	$8,308	$—	$92,317	$178,849	$11,571	$—	$190,420
Less:
Segment stock-based compensation	1,799	949	—	2,748	3,703	953	—	4,656
Local marketing agreement fees	337	—	—	337	997	—	—	997
Asset impairment and disposal charges	118,186	—	377,600	495,786	131,772	—	377,600	509,372

Segment OIBDA	(36,313)	7,359	(377,600)	(406,554)	42,377	10,618	(377,600)	(324,605)
Less:
Corporate general and administrative, including related portion of stock- based compensation	—	—	9,663	9,663	—	—	32,349	32,349
Depreciation and amortization	8,334	2,807	—	11,141	15,053	3,386	—	18,439
Other, net	—	—	74	74	—	—	(3,473)	(3,473)

Operating (loss) income	$(44,647)	$4,552	$(387,337)	$(427,432)	$27,324	$7,232	$(406,476)	$(371,920)

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Free cash flow is defined as net income (loss) (i) plus depreciation and amortization, stock-based compensation expense, non-cash amounts related to contract obligations, asset impairment and disposal charges, other, net, non-cash debt-related amounts, write-off of deferred financing costs and debt discount and income tax expense (ii) less capital expenditures, gain on extinguishment of debt and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income (loss)	$27,986	$(447,753)	$(231,837)	$(437,198)
Adjustments
Depreciation and amortization	11,126	11,141	34,525	18,439
Stock-based compensation	3,896	6,059	11,107	17,262
Asset impairment and disposal charges	7,310	495,786	371,711	509,372
Non-cash amounts related to contractual obligations	—	—	21,440	—
Other, net	30	74	(1,666)	(3,473)
Non-cash debt-related amounts	587	1,385	428	604
Write-off of deferred financing costs and debt discount	3,133	—	9,787	555
Gain on extinguishment of debt	(32,485)	—	(85,678)	—
Income tax expense (benefit)	15,948	(20,045)	(25,015)	3,055
Taxes paid	(1,849)	(68)	(3,935)	(1,291)
Capital expenditures	(1,852)	(5,008)	(6,983)	(8,975)

Free cash flow	$33,830	$41,571	$93,884	$98,350

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following table presents the components of the statements of operations that are impacted by stock-based compensation as reported. The Company believes this summary assists investors in understanding the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Stock-based compensation expenses:
Cost of revenues	$650	$898	$1,717	$1,383
Selling, general and administrative	1,346	1,850	3,571	3,273
Corporate general and administrative (1)	1,900	3,311	5,819	12,606

Operating expenses	3,896	6,059	11,107	17,262

Income tax (benefit) expense (2)	(887)	(1,423)	6,113	(683)

Net loss	$(3,009)	$(4,636)	$(17,220)	$(16,579)

Net loss per share - basic	$(0.01)	$(0.02)	$(0.07)	$(0.10)

Weighted average common shares outstanding:
Basic	262,823	261,458	262,746	171,683

(1)	In addition to the amounts above, for the nine months ended September 30, 2007, the Company also incurred approximately $1.8 million in compensation costs to a senior executive related to payment of the special distribution, or $(0.01) per basic share.
(2)	For the nine months ended September 30, 2008 and 2007, the amounts include a non-cash write-down of approximately $8.6 million and $3.0 million, respectively, of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense, asset impairment and disposal charges, non-cash charge related to contract obligations, gain on sale of certain assets, and gain on extinguishment of debt to reported financial measures. The Company believes that adjusting its financial results for these items assists investors in understanding the operating performance of the Company.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Reconciliation of adjusted operating income to operating income (loss):
Adjusted operating income before the specifically identified items listed below:	$56,417	$74,413	$167,572	$150,774
Adjustments to reconcile to operating income:
Stock-based compensation expense	(3,896)	(6,059)	(11,107)	(17,262)
Asset impairment and disposal charges	(7,310)	(495,786)	(371,711)	(509,372)
Non-cash amounts related to contractual obligations	—	—	(21,440)	—
Gain on sale of certain assets	—	—	—	3,940

Operating income (loss)	$45,211	$(427,432)	$(236,686)	$(371,920)

Reconciliation of adjusted net income to net income (loss):
Adjusted net income before the specifically identified items listed below:	$15,593	$20,152	$42,772	$50,942
Adjustments to reconcile to net income (loss):
Stock-based compensation expense, net of tax	(3,009)	(4,636)	(17,220)	(16,579)
Asset impairment and disposal charges, net of tax	(4,693)	(463,218)	(290,251)	(471,558)
Non-cash amounts related to contractual obligations, net of tax	—	—	(12,402)	—
Gain on extinguishment of debt less write-off of deferred financing costs and debt discount, net of tax	17,308	—	43,899	—
Gain on sale of certain assets, net of tax	—	—	—	2,392
State income tax benefit (expense) resulting from a change in the effective state tax rate	2,787	(51)	1,365	(2,395)

Net income (loss)	$27,986	$(447,753)	$(231,837)	$(437,198)

Reconciliation of adjusted net income per share to net income (loss) per share:
Adjusted net income per basic share before the specifically identified items listed below:	$0.06	$0.08	$0.16	$0.30
Adjustments to reconcile to net income (loss) per basic share:
Stock-based compensation expense, net of tax	(0.01)	(0.02)	(0.07)	(0.10)
Asset impairment and disposal charges, net of tax	(0.02)	(1.77)	(1.10)	(2.75)
Non-cash amounts related to contractual obligations, net of tax	—	—	(0.05)	—
Gain on extinguishment of debt less write-off of deferred financing costs and debt discount, net of tax	0.07	—	0.17	—
Gain on sale of certain assets, net of tax	—	—	—	0.01
State income tax expense resulting from a change in the effective state tax rate	0.01	—	0.01	(0.01)

Net income (loss) per basic share	$0.11	$(1.71)	$(0.88)	$(2.55)

Weighted average common shares outstanding:
Basic	262,823	261,458	262,746	171,683

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670